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                                                                   EXHIBIT T3E.4

                    Exchange Offer and Consent Solicitation
                           New Millennium Homes, LLC

                               Offer to Exchange
             All Outstanding 12% Senior Notes due September 3, 2004 ($126,000,000 aggregate principal amount outstanding)

                                      for

                         Zero Coupon Notes due 2004 and
               Series A Participating Perpetual Preferred Shares;
                         Waiver of Liquidated Damages;

                Solicitation of Consents to Amend the Indenture
                 dated as of September 3, 1997, as amended; and

          Solicitation of Agreement to Support Plan of Reorganization


     THE EXCHANGE OFFER, CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 10, 2000, UNLESS EXTENDED (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

                                              July 13, 2000

To Our Clients:

     Enclosed for your consideration is an Exchange Offer and Consent Solicitation dated July 13, 2000 and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer by New Millennium Homes, LLC, a Delaware limited liability company (the "Company," or "New Millennium"), to exchange all of its outstanding 12% Senior Notes due 2004 ("Senior Notes") for Zero Coupon Notes due 2004 ("New Notes") and Series A Participating Perpetual Preferred Shares ("Preferred Shares") upon the terms and subject to the conditions set forth in the Exchange Offer and Consent Solicitation. As part of the Offer, New Millennium is soliciting consents ("Consents") from the holders of Senior Notes to certain proposed amendments (the "Proposed Amendments") to both the indenture pursuant to which the Senior Notes were issued and the related pledge agreement. The Proposed Amendments will eliminate substantially all of the restrictive covenants and certain events of default provisions in the Senior Notes indenture and will modify certain other provisions in the Senior Notes indenture and the related pledge agreement.
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     Pursuant to the terms of the Offer, holders of Senior Notes who validly tender and do not properly withdraw Senior Notes pursuant to the Offer will receive for each $1,000 principal amount of Senior Notes exchanged:

       .  New Notes with a principal amount of $927.32; and

       . One Preferred Share with a distribution and liquidation preference of $595.24.

     In order to validly tender Senior Notes in the Offer, holders of Senior Notes are obligated to:

       . waive all rights to receive accrued and future liquidated damages ("Liquidated Damages") otherwise payable pursuant to New Millennium's Registration Rights Agreements (Debt and Equity), each dated as of September 3, 1997 (the "Registration Rights Agreements") relating to the Senior Notes and New Millennium's common shares; and

       .  deliver Consents to the Proposed Amendments.

     However, if the Offer is not consummated because less than 100% of the Senior Notes are tendered for exchange or for any other reason, New Millennium may decide to file for relief under Chapter 11 of the United States Bankruptcy Code and propose a plan of reorganization in which the Senior Notes would be exchanged for New Notes and Preferred Shares on substantially the same terms as described in this Exchange Offer and Consent Solicitation (the "Plan"). In order to validly tender Senior Notes for exchange in the Offer, holders of Senior Notes will be obligated to agree that if the Offer is not consummated and New Millennium files for Chapter 11 relief, they will consent to and support the Plan (the "Support Agreement"). The Support Agreement will require the tendering holders to, without limitation,

       . vote to accept the Plan and take reasonable efforts to obtain confirmation of the Plan;

       . not agree to, consent to, recommend or vote for any plan of reorganization that contains terms inconsistent with the Plan; and

       . not object to or otherwise commence any proceedings to oppose or alter the Plan or take any action that is inconsistent with, or that would delay solicitation, confirmation, effectiveness or substantial consummation of the Plan.

     We are the holder of record of the Senior Notes held by us for your account. A tender for exchange of the Senior Notes and delivery of Consents to the Proposed Amendments can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal and Consent is furnished to you for your information only and cannot be used by you to tender for exchange the Senior Notes held by us for your account nor to deliver the related Consent.

     We request instructions as to whether you wish to have us tender for exchange on your behalf any or all of such Senior Notes held by us for your account, pursuant to the terms

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and subject to the conditions set forth in the Offer including the waiver of all rights to receive Liquidated Damages and deliver of Consents to the Proposed Amendment.

     Your attention is directed to the following:

          1. The Exchange Offer, Consent Solicitation and withdrawal rights will expire at 5:00 p.m., New York City time, on August 10, 2000 unless the Expiration Date is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

          2. The Offer is made for all Senior Notes, constituting $126,000,000 aggregate principal amount.

          3. The minimum permitted tender is $1,000 principal amount of Senior Notes, and all tenders must be in integral multiples of $1,000.

          4. The Offer is conditioned upon the satisfaction of certain conditions set forth in the Exchange Offer under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation-Conditions to the Offer."

          5. All holders participating in the Offer are obligated to waive all rights to receive Liquidated Damages and to deliver Consents to the Proposed Amendments.

          6. In order to validly tender Senior Notes for exchange in the Offer, and by tendering such notes pursuant to the Exchange Offer and Consent Solicitation and the related Letter of Transmittal and Consent, you will be deemed to have agreed to the Support Agreement.

          7. In all cases, the exchange of Senior Notes tendered and accepted for exchange pursuant to the Offer will be made only after timely receipt by U.S. Bank Trust National Association (the "Exchange Agent") of (i) certificates representing the Senior Notes pursuant to the procedures set forth in the Exchange Offer and Consent Solicitation under the caption "Background and Purpose of the Exchange Offer and Consent Solicitation-Procedures for Tendering Senior Notes and Delivering Consents," (ii) the Letter of Transmittal and Consent (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees and (iii) any other required documents.

     The Offer is being made solely by the Exchange Offer and Consent Solicitation and the related Letter of Transmittal and Consent and is being made to all holders of Senior Notes. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Senior Notes tendered for exchange pursuant thereto, the Company will make a good faith effort to comply with such state statute. If, after such good faith effort, the Company cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Senior Notes in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made

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on behalf of the Company by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Senior Notes held by us for your account and deliver the required Consents and waiver, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender for exchange of your Senior Notes and delivery of the related Consents and waiver, the entire aggregate principal amount of such Senior Notes will be tendered for exchange unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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

                        INSTRUCTIONS WITH RESPECT TO THE

                   Exchange Offer and Consent Solicitation of
                           New Millennium Homes, LLC

                               Offer to Exchange
             All Outstanding 12% Senior Notes due September 3, 2004 ($126,000,000 aggregate principal amount outstanding)

                                      for

                         Zero Coupon Notes due 2004 and
               Series A Participating Perpetual Preferred Shares;

                         Waiver of Liquidated Damages;

                Solicitation of Consents to Amend the Indenture
                 dated as of September 3, 1997, as amended; and

          Solicitation of Agreement to Support Plan of Reorganization

     THE EXCHANGE OFFER, CONSENT SOLICITATION AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 10, 2000, UNLESS EXTENDED (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE").

     The undersigned acknowledge(s) receipt of your letter enclosing the Exchange Offer and Consent Solicitation dated July 13, 2000 and the related Letter of Transmittal and Consent (which, together with any amendments or supplements thereto, collectively constitute the "Offer") by New Millennium Homes, LLC, a Delaware limited liability company, to exchange all of its outstanding 12% Senior Notes due 2004 ("Senior Notes") for Zero Coupon Notes due 2004 and Series A Participating Perpetual Preferred Stock ("Preferred Shares") upon the terms and subject to the conditions set forth in the Offer.

     The undersigned further acknowledges that in order to validly tender Senior Notes in the Offer, holders of Senior Notes are obligated to waive all rights to receive accrued and future liquidated damages ("Liquidated Damages") otherwise payable pursuant to New Millennium's Registration Rights Agreements (Debt and Equity), each dated as of September 3, 1997 (the "Registration Rights Agreements") relating to the Senior Notes and New Millennium's common shares and deliver Consents to certain proposed amendments ("Proposed Amendments") to both the indenture pursuant to which the Senior Notes were issued and the related pledge agreement, which Proposed Amendments will eliminate substantially all of the restrictive covenants and certain events of default provisions in the Senior Notes indenture and will modify certain other provisions in the Senior Notes indenture and the related pledge agreement.

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     This will instruct you to tender the principal amount of Senior Notes indicated below (or, if no number is indicated below, the entire aggregate principal amount) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. You are further instructed to waive the Liquidated Damages and deliver Consents to the Proposed Amendments relating to those Senior Notes.

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Aggregate Principal Amount of Senior Notes to be Tendered:*  $__________

Dated: __________________, 2000
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                                    SIGN HERE
Signature(s):
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Please print name(s):
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Address:
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Area Code and Telephone Number:
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Tax Identification or Social Security Number:
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____________________

* Unless otherwise indicated, it will be assumed that the entire principal amount of the Senior Notes held by us for your account are to be tendered for exchange. The minimum permitted tender is $1,000 principal amount of Senior Notes, and all tenders must be in integral multiples of $1,000.

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